EXHIBIT 99.1

FOR IMMEDIATE RELEASE

November 13, 2023

Twin Vee PowerCats Co. Reports an 8% Increase in Revenue for the Nine Months Ended September 30, 2023

FORT PIERCE, FLORIDA, November 13, 2023 – Twin Vee PowerCats Co. (Nasdaq: VEEE) (“Twin Vee” or the “Company”), a designer, manufacturer and distributor of recreational and commercial power boats, today reported operational highlights and financial results for the third quarter of fiscal year 2023.

The Company is pleased to report an 8% increase in consolidated net revenue for the nine months ended September 30, 2023, to $24,980,902 as compared to $23,217,634 in the same period in 2022. For the nine months ended September 30, 2023, Twin Vee alone had a net operating loss of $512,466, as compared to a net loss of $341,344 in the prior year. The Twin Vee operating loss is stated before consolidating Twin Vee’s electric boat company Forza X1 and the expenses related to opening the new Aquasport Facility in Tennessee. Twin Vee’s new Aquasport monohull division contributed a cumulative net loss of $1,113,896, such that the gas-powered segment had a combined net loss of $1,626,362 for the nine months ended September 30, 2023, as compared to a net loss of $341,344 in the prior year.

Forza X1, Inc. (NASDAQ: FRZA), the electric boat and development subsidiary in which Twin Vee has a 44.35% controlling interest, had a net loss of $4,535,100 for the nine months ended September 30, 2023 as compared to a net loss of $2,209,238 in the prior year. The consolidated net loss attributed to stockholders of Twin Vee was $4,363,150 for the nine months ended September 30, 2023 as compared to a consolidated net loss attributed to stockholders of Twin Vee of $2,430,128 in the prior year. Generally Accepted Accounting Principles (“GAAP”) require Twin Vee to file consolidated financial statements based on Twin Vee’s controlling ownership interest in Forza X1, Inc. (Nasdaq: FRZA). Twin Vee, net of Forza X1, had cash, cash equivalents, restricted cash, and marketable securities of $8,671,209 as of September 30, 2023.

“The general economic landscape, and the rising interest rate environment are creating challenges and downward pressure on customer demand for most models across both brands,” explained Joseph Visconti, CEO and President of Twin Vee PowerCats Co. “Not only are entry level buyers affected by higher interest rates, but cash buyers and boat clubs are also exhibiting reduced appetites. Due to the challenging environment and changing consumer behavior, Twin Vee’s executive team is working to effectuate tighter operating controls while looking to the future, smartly developing new models, expanding the dealer network, and laying the groundwork for the next market upswing. While we’ve concluded it is time to tighten the fiscal belt in terms of controlling operational costs, we believe it is also time to lay the groundwork for when buyers pivot back to consumer driven demand. My team is working hard focusing on controlling costs and developing new and innovative models that will excite the marketplace when the tide turns. Our goal is to not burn cash on operational losses and only spend on infrastructure, product development, and revenue generating investments. For example, our brand-new Gen 2 400 GFX is already in production and a new 280 GFX dual console is soon to follow.”

Twin Vee received its building permit to construct an approximately 30,000 square foot addition to its production area. This expansion will bring the total square footage to nearly 100,000 square feet, which will improve production flow and better accommodate new product development.

These factors led the Company to close its White Bluff, Tennessee facility in November 2023 and consolidate its brands under one roof in the Fort Pierce, Florida facility. The Company is dedicated to the Aquasport™ brand for which it will continue to design and build new models, including a 240 CC and a 280 CC, both of which will be available over the next two quarters.

“Given the abrupt slowdown in demand, however, the Company’s primary objectives are now to tighten spending, as well as to streamline inventory levels across the board,” remarked Visconti.

Highlights for the Nine Months Ended September 30, 2023:

●	Revenue for the nine months ended September 30, 2023 increased 8% to $24,981,000 as compared to $23,218,000 for the nine months ended September 30, 2022.

●	Gross profit for the nine months ended September 30, 2023 was $7,920,000 as compared to $9,216,000 for the nine months ended September 30, 2022.

●	Twin Vee had a net loss of $512,466 for the nine months ended September 30, 2023 as compared to a net loss of $341,344 for the nine months ended September 30, 2022

●	Aquasport had a net loss of $1,113,897 for the nine months ended September 30, 2023

●	Forza X1 had a net loss of $ 4,535,100 for the nine months ended September 30, 2023 as compared to a net loss of $2,209,238 for the nine months ended September 30, 2022

●	Twin Vee’s consolidated cash, cash equivalents, restricted cash and marketable securities were $24,007,000 on September 30, 2023 as compared to $22,887,000 on September 30, 2022.

●	Forza’s cash, cash equivalents, restricted cash and marketable securities were $15,335,000 on September 30, 2023 as compared to $13,941,000 on September 30, 2022.

●	Twin Vee’s core business, gas powered boats, had cash, cash equivalents, restricted cash and marketable securities of $8,541,000 on September 30, 2023, as compared to $8,812,000 on September 30,2022.

●	Twin Vee’s consolidated total asset value was $44,277,000 on September 30, 2023. Forza’s total asset value was $17,399,000 on September 30, 2023. Twin Vee’s core business, gas powered boats had a total asset value of $26,841,000 on September 30, 2023.

●	The Company’s core business, gas powered boats, increased its total asset value by $2,794,000 for the nine months ended September 30, 2023 as compared to December 31, 2022.

●	Forza’s total asset value increased by $3,178,000 for the nine months ended September 30, 2023 as compared to December 31, 2022.

Conference Call

Joseph Visconti, CEO and President, will hold a conference call today, Monday, November 13, 2023, at 10:00 a.m. (Eastern). To listen to the conference call, interested parties should dial-in 1-877-407-3982 and use Conference ID 13742420. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Twin Vee conference call.

The conference call will also be available through a live audio webcast that can be accessed at the LINK HERE.

The Company’s complete financial statements are being filed today with the Securities and Exchange Commission and can be accessed via https://ir.twinvee.com/sec-filings.

About Twin Vee PowerCats Co.

Twin Vee is a designer, manufacturer, distributor, and marketer of power sport catamaran boats. The Company is located in Fort Pierce, Florida and has been building and selling boats for nearly 30 years. Learn more at twinvee.com. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™”.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding general economic landscape and changing consumer behavior, working to effectuate tighter operating controls while looking to the future, smartly developing new models, expanding the dealer network, and laying the groundwork for the next market upswing, tightening the fiscal belt in terms of controlling operational costs, laying the groundwork for when buyers pivot back to consumer driven demand, developing new and innovative models that will excite the marketplace when the tide turns, not burning cash on operational losses, spending only on infrastructure, product development, and revenue generating investments, constructing an approximately 30,000 square foot addition to Twin Vee’s production area, the expansion improving production flow and better accommodating new product development, continuing to design and build new Aquasport brand models, the 240 CC and 280 CC Aquasport models being available over the next two quarters and streamlining inventory levels across the board. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to effectuate tighter operating controls, smartly develop new models, expand the dealer network, and lay the groundwork for the next market upswing, the Company’s ability to complete construction of the addition to Twin Vee’s production area as scheduled, the Company’s ability to use the expanded facility to improve production flow and better accommodate new product development, the Company’s ability to continue to design and build new Aquasport brand models, the Company’s ability to make the 240 CC and 280 CC Aquasport models available over the next two quarters, the Company’s ability to streamline inventory levels across the board, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

Glenn Sonoda
investor@twinvee.com

SOURCE: Twin Vee PowerCats Co.

(Tables Follow)

	September 30,	December 31,
	2023	2022	Change	% Change
Cash, cash equivalents and restricted cash	$12,401,551	$23,501,007	$(11,099,456)	(47.2%)
Marketable securities	$11,604,998	$2,927,518	$8,667,480	196.1%
Current assets	$32,723,571	$29,887,529	$2,836,042	9.5%
Current liabilities	$5,326,655	$3,791,063	$1,535,592	40.5%
Working capital	$27,396,916	$26,096,466	$1,300,450	5.0%

	September 30,	December 31,
Balance Sheet Data:	2023	2022	Change	% Change
Cash	$12,401,551	$23,501,007	$11,099,456	(47%)
Total assets	$44,276,783	$38,231,480	$6,045,303	16%
Total liabilities	$9,065,674	$5,210,591	$3,855,083	74%
Stockholder’s equity	$25,874,355	$28,435,734	$(2,561,379)	(9%)

	2023	2022	Change	% Change
Net Sales	$8,076,545	$8,812,021	$(735,476)	(8%)
Cost of Sales	5,541,314	5,477,947	63,367	1%
Gross Profit	2,535,231	3,334,074	(798,843)	(24%)
Operating Expenses	5,314,654	4,191,034	1,123,620	27%
Operating Loss	(2,779,423)	(856,960)	(1,922,463)	224%
Other Income (Expense)	335,414	(30,149)	365,563	(1,213%)
Net Loss	$(2,444,009)	$(887,109)	$(1,556,900)	176%
Net Loss per Common Share:
Basic	$(0.20)	$(0.10)	$(0.10)	96%

Weighted average number of common shares outstanding:
Basic	9,520,000	7,013,478	2,506,522

	Nine Months Ended September 30,
	2023	2022	Change	% Change
Net Sales	$24,980,902	$23,217,634	$1,763,268	8%
Cost of Sales	17,061,354	14,001,994	3,059,360	22%
Gross Profit	7,919,548	9,215,640	(1,296,092)	(14%)
Operating Expenses	16,112,721	11,592,732	4,519,989	39%
Operating Loss	(8,193,173)	(2,377,092)	(5,816,081)	245%
Other Income (Expense)	2,016,956	(240,116)	2,257,072	(940%)
Net Loss	$(6,176,217)	$(2,617,208)	$(3,559,009)	136%
Net Loss per Common Share:
Basic	$(0.46)	$(0.35)	$(0.11)	32%

Weighted average number of common shares outstanding:
Basic	9,520,000	7,004,542	2,515,458

	Nine Months Ended September 30,
	2023	2022	Change	% Change
Cash Used in Operating Activities	$(6,930,130)	$(2,584,381)	$(4,345,749)	168%
Cash (Used in) Provided by Investing Activities	$(11,061,664)	$688,423	$(11,750,087)	-1707%
Cash Provided by Financing Activities	$6,892,338	$14,896,218	$(8,003,880)	-54%
Cash at End of Period	$12,401,551	$19,975,562	$(7,574,011)	-38%

The following table shows information by reportable segments for the three and nine months ended September 30,2023 and 2022:

For the three months ended September 30, 2023

			Electric Boat
	Gas-Powered		&
	Boats	Franchise	Development	Total
Net Sales	$8,057,986	$—	$18,559	$8,076,545
Cost of Products Sold	5,529,693	—	11,621	5,541,314
Operating Expenses	4,054,700	988	1,258,966	5,314,654
Operating Loss	(1,526,407)	(988)	(1,252,028)	(2,779,423)
Other Income (Expense)	133,885	(4,185)	205,714	335,414
Net Loss	$(1,392,523)	$(5,173)	$(1,046,314)	$(2,444,009)

For the three months ended September 30, 2022

			Electric Boat
	Gas-Powered		&
	Boats	Franchise	Development	Total
Net Sales	$8,812,021	$—	$—	$8,812,021
Cost of Products Sold	5,411,404	—	66,543	5,477,947
Operating Expenses	3,210,920	529	979,585	4,191,034
Operating Income (Loss)	189,697	(529)	(1,046,128)	(856,960)
Other Income (Expense)	(29,673)	(3,942)	3,465	(30,149)
Net Income (Loss)	$160,025	$(4,471)	$(1,042,663)	$(887,109)

For the nine months ended September 30, 2023

			Electric Boat
	Gas-Powered		&
	Boats	Franchise	Development	Total
Net Sales	$24,962,343	$—	$18,559	$24,980,902
Cost of Products Sold	16,958,995	—	102,358	17,061,354
Operating Expenses	11,192,837	2,386	4,917,498	16,112,721
Operating Loss	(3,189,490)	(2,386)	(5,001,297)	(8,193,173)
Other Income (Expense)	1,563,128	(12,369)	466,197	2,016,956
Net Loss	$(1,626,362)	$(14,755)	$(4,535,100)	$(6,176,217)

For the nine months ended September 30, 2022

			Electric Boat
	Gas-Powered		&
	Boats	Franchise	Development	Total
Net Sales	$23,218,666	$(1,032)	$—	$23,217,634
Cost of Products Sold	13,910,386	975	90,633	14,001,994
Operating Expenses	9,468,511	34,560	2,089,661	11,592,732
Operating Loss	(160,231)	(36,567)	(2,180,294)	(2,377,092)
Other Income (Expense)	(181,114)	(30,059)	(28,944)	(240,116)
Net Loss	$(341,344)	$(66,626)	$(2,209,238)	$(2,617,208)

Non-GAAP Financial Measures

We have presented a supplemental non-GAAP financial measure in this earnings release. We believe that this supplemental information is useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods. Adjusted Net Loss is a non-GAAP financial measure which excludes certain non-cash expenses. Our executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the Company. Adjusted Net (Loss) is not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

Below is a reconciliation of Adjusted Net loss to GAAP net loss for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,
	2023	2022
Net Sales	$8,076,545	$8,812,021
Cost of Sales	5,541,314	5,477,947
Gross Profit	2,535,231	3,334,074
Operating Expenses	5,314,654	4,191,034
Operating Loss	(2,779,423)	(856,960)
Other Income (Expense)	335,414	(30,149)
Net Loss	$(2,444,009)	$(887,109)
Net Loss per Common Share:
Basic	$(0.20)	$(0.10)

Weighted average number of common shares outstanding:
Basic	9,520,000	7,013,478

	Adjusted Net Loss
	Three Months Ended September 30,
	2023	2022
Net Loss	$(2,444,009)	$(887,109)
Stock-Based Compensation	464,560	287,607
Loss on Disposal of Assets	—	—
Depreciation and Amortization	341,826	172,602
Net Change in Right-of-Use Asset and Lease Liabilities	19,205	3,384
Net Change in Marketable Securities	(66,254)	37,993
Government Grant Income	—	—
Adjusted Net Loss	$(1,684,672)	$(385,523)

	Nine Months Ended September 30,
	2023	2022
Net Sales	$24,980,902	$23,217,634
Cost of Sales	17,061,354	14,001,994
Gross Profit	7,919,548	9,215,640
Operating Expenses	16,112,721	11,592,732
Operating Loss	(8,193,173)	(2,377,092)
Other Income (Expense)	2,016,956	(240,116)
Net Loss	$(6,176,217)	$(2,617,208)
Net Loss per Common Share:
Basic	$(0.46)	$(0.35)

Weighted average number of common shares outstanding:
Basic	9,520,000	7,004,542

	Adjusted Net Loss
	Nine Months Ended September 30,
	2023	2022
Net Loss	$(6,176,217)	$(2,617,208)
Stock-Based Compensation	1,436,885	814,330
Loss on Disposal of Assets	—	49,990
Depreciation and Amortization	844,665	372,511
Net Change in Right-of-Use Asset and Lease Liabilities	52,185	10,993
Net Change in Marketable Securities	(69,331)	150,569
Government Grant Income	(1,267,055)	—
Adjusted Net Loss	$(5,178,868)	$(1,218,815)

For the Three Months Ended September 30,

	Gas-Powered Boats		Fix My Boat		Electric Boat & Development
	2023	2022	2023	2022	2023	2022
Net (Loss) Income	$(1,392,523)	$160,025	$(5,173)	$(4,471)	$(1,046,314)	$(1,042,663)
Stock-Based Compensation	132,453	128,902	—	—	332,107	158,705
Loss on Disposal of Assets	—	—	—	—	—	—
Depreciation and Amortization	291,344	153,857	—	—	50,482	18,744
Net Change in Right-of-Use Asset and Lease Liabilities	23,043	3,384	—	—	(3,838)	—
Net Change in Marketable Securities	(11,081)	37,993	—	—	(55,173)	—
Government Grant Income	—	—	—	—	—	—
Adjusted Net (Loss) Income	$(956,764)	$484,161	$(5,173)	$(4,471)	$(722,735)	$(865,213)

For the Nine Months Ended September 30,

	Gas-Powered Boats		Fix My Boat		Electric Boat & Development
	2023	2022	2023	2022	2023	2022
Net Loss	$(1,626,362)	$(341,344)	$(14,755)	$(66,626)	$(4,535,100)	$(2,209,238)
Stock-Based Compensation	421,798	655,625	—	—	1,015,087	158,705
Loss on Disposal of Assets	—	—	—	18,408	—	31,582
Depreciation and Amortization	710,257	334,695	—	—	134,408	37,816
Net Change in Right-of-Use Asset and Lease Liabilities	63,013	10,993	—	—	(10,828)	—
Net Change in Marketable Securities	(14,159)	150,569	—	—	(55,173)	—
Government Grant Income	(1,267,055)	—	—	—	—	—
Adjusted Net (Loss) Income	$(1,712,508)	$810,538	$(14,755)	$(48,218)	$(3,451,605)	$(1,981,135)